UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TECHNICAL COMMUNICATIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TECHNICAL COMMUNICATIONS CORPORATION
Notice of Annual Meeting of Stockholders
To Be Held February 9, 2009
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Meeting”) of Technical Communications Corporation, a Massachusetts corporation (the “Company”), will be held at the offices of the Company, 100 Domino Drive, Concord, Massachusetts 01742, at 10:00 a.m. local time on Monday, February 9, 2009, to:
1.	Elect two Class III Directors to serve on the Board of Directors for a term of three years expiring at the 2012 Annual Meeting of Stockholders;

2.	Ratify the appointment of Vitale, Caturano & Company, Ltd. as the independent registered public accounting firm of the Company for the fiscal year ending September 26, 2009; and

3.	Consider and act upon such other business and matters as may properly come before the Meeting or any adjournments thereof.
The Board of Directors knows of no other matters to be presented at the Meeting.
Only stockholders of record of the Company at the close of business on December 12, 2008 are entitled to notice of and to vote at the Meeting or any adjournments thereof.
All stockholders are cordially invited to attend the Meeting.
Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person.
A copy of the Company’s Annual Report to Stockholders for the fiscal year ended September 27, 2008, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

By Order of the Board of Directors,

David A. White, Secretary
Concord, Massachusetts
January 9, 2009
It is important that your shares be represented at the Meeting. Whether or not you plan to attend the Meeting, please promptly complete, sign, date and mail the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on February 9, 2009
This Proxy Statement and related materials are available at the Company’s Website at www.tccsecure.com/investors.
This Proxy Statement relates to the Company’s 2009 Annual Meeting of Stockholders to be held on February 9, 2009 at 10:00 a.m. (local time) at the Company’s offices located at 100 Domino Drive, Concord, Massachusetts 01742.
The matters to be voted upon at such meeting are:
(1) the election of two Class III Directors to serve on the Board of Directors for a term of three years expiring at the 2012 Annual Meeting of Stockholders, and
(2) the ratification of Vitale, Caturano & Company, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending September 26, 2009.
The Board of Directors of the Company recommends a vote “FOR” each of Proposals 1 and 2 above.
Stockholders will also consider and act upon such other business and matters as may properly come before such meeting or any adjournments thereof.
Only stockholders of record at the close of business on December 12, 2008 are entitled to notice of and to vote at the meeting and any adjournment thereof.
Materials that will be available electronically at the website identified above include:
•	The Notice of Annual Meeting of Stockholders;

•	This Proxy Statement;

•	The form of proxy card; and

•	The Company’s Annual Report to Stockholders for the fiscal year ended September 27, 2008.
If you wish to attend the meeting in person and need directions, please contact TCC Investor Relations at (978) 287-5100.
Instructions on how to complete, sign, date and return the proxy card are provided thereon, as well as a stockholder’s control/identification number(s).

TECHNICAL COMMUNICATIONS CORPORATION
100 Domino Drive
Concord, MA 01742
PROXY STATEMENT
for the
2009 Annual Meeting of Stockholders
February 9, 2009
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Technical Communications Corporation, a Massachusetts corporation (the “Company”), for use at the Company’s 2009 Annual Meeting of Stockholders and any adjournments thereof (the “Meeting”), to be held at the offices of the Company, 100 Domino Drive, Concord, Massachusetts 01742, at 10:00 a.m. local time on Monday, February 9, 2009.
It is expected that the Notice of Meeting, this Proxy Statement and the accompanying proxy card, and an Annual Report to Stockholders for the fiscal year ended September 27, 2008 containing financial statements and other information of interest to stockholders, will be mailed to stockholders on or about January 9, 2009.
SHARES OUTSTANDING AND VOTING PROCEDURES
Record Date and Outstanding Shares
Only record holders of shares of the Company’s Common Stock, par value $0.10 per share, as of the close of business on December 12, 2008 (the “Record Date”) are entitled to notice of and to vote at the Meeting.
As of the Record Date, there were 1,448,995 shares of the Company’s Common Stock outstanding and entitled to vote. The shares of Common Stock are the only voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record.
Proxies
If the enclosed proxy card is properly marked, signed, and returned in time to be voted at the Meeting, and is not subsequently revoked, the shares represented will be voted in accordance with the instructions marked thereon. SIGNED PROXIES RETURNED TO THE COMPANY AND NOT MARKED TO THE CONTRARY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS SET FORTH IN THE PROXY.
Any stockholder may revoke a proxy at any time prior to its exercise by signing and delivering a later-dated proxy or a written notice of revocation to the Secretary of the Company. Stockholders attending the Meeting may also revoke their proxies by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless a stockholder gives affirmative notice at the Meeting that such stockholder intends to revoke the proxy and vote in person.

Quorum and Approval
The presence in person or by proxy of the holders of a majority in interest of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Meeting. The stockholders entitled to vote that are present in person or by proxy at the Meeting may adjourn the Meeting without additional notice unless a new record date is or must be fixed. At any adjourned Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled.
Abstentions and broker non-votes will count is determining whether a quorum is present at the Meeting and any adjourned Meeting. A broker non-vote occurs if the broker or other nominee who holds shares represented by a proxy has not received instructions with respect to a particular proposal and does not have discretionary authority with respect to such proposal.
The affirmative vote of a plurality of the votes cast at the Meeting by the shares entitled to vote thereon is required to elect a director. The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy at the Meeting and entitled to vote shall be required for the ratification of the selection of the independent registered public accounting firm. With respect to both proposals, abstentions and broker non-votes will not be included in the totals, and will have no effect on the outcome of the vote.
Other Matters
The Board of Directors knows of no matters to be presented for consideration at the Meeting other than as set forth in this Proxy Statement. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as proxies.
No director, executive officer or nominee for director, nor any associate of any of the foregoing, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting (other than elections to office).

PROPOSAL I. ELECTION OF DIRECTORS
The business corporation statute of Massachusetts requires, unless a company opts out, that the terms of directors of public companies be staggered by dividing the number of directors into three groups, as nearly equal in number as possible, with the number of directors subject to such requirement being fixed by a vote of the board. The Company’s Board of Directors currently consists of four directors. Pursuant to the statute and the Company’s By-laws, the members of the Company’s Board of Directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The term of the Class III Directors expires at the Meeting; the term of the Class I Director expires at the 2010 Annual Meeting of Stockholders; and the term of the Class II Director expires at the 2011 Annual Meeting of Stockholders.
Directors elected by the stockholders at an annual meeting to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election and until their successors are duly elected and qualified. Vacancies in the Board, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director so elected holds office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until the director’s successor shall have been elected and qualified.
Nominees for Directors
Two directors are to be elected at the Meeting to fill the terms of the Class III directors that expire at the Meeting. The Board of Directors, as recommended by its Compensation, Nominating and Governance Committee, has nominated Carl H. Guild, Jr. and Thomas E. Peoples as the Company’s Class III Directors. Mr. Guild is currently and has been a director of the Company since 1997 and Mr. Peoples is currently and has been a director of the Company since 1998; both have consented to being named in this Proxy Statement and to serve if elected. If elected, the nominees will hold office until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors knows of no reason why such nominees should be unable or unwilling to serve, but, if such should be the case, proxies may be voted for the election of some other person or persons or for fixing the number of directors at a lesser number.
The affirmative vote of a plurality of the votes cast at the Meeting by the shares entitled to vote thereon is required to elect a director. Thus, abstentions, broker non-votes and votes withheld will not be included in the totals and will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES.

Members of the Board of Directors, Nominees and Executive Officers
The following table sets forth the name and address of each director, nominee and executive officer of the Company, the year each current director first became a director, and the age and positions currently held by each such individual with the Company. The following table is as of December 12, 2008.

	Year First Became		Positions and Offices
Name and Address(1)	a Director	Age	with the Company

Mitchell B. Briskin	1998	49	Class I Director

Robert T. Lessard	1997	68	Class II Director

Carl H. Guild, Jr.	1997	64	Class III Director, Chairman of the Board, Chief Executive Officer and President

Thomas E. Peoples	1998	60	Class III Director

Non-Director Officers

Michael P. Malone	—	49	Chief Financial Officer, Treasurer and Assistant Secretary

(1)	The address of Messrs. Briskin, Lessard, Guild, Peoples and Malone is c/o Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742.
Directors and Nominees
Mitchell B. Briskin. Mr. Briskin is a Managing Director at Stonebridge Associates, LLC, an investment bank, where he has worked since 1999. Formerly, Mr. Briskin was a Principal at Concord Investment Partners, a private equity investment group, from 1997 to 1999. From 1996 to 1997, Mr. Briskin attended Harvard Business School. From 1990 to 1995, Mr. Briskin was General Manager at General Chemical Corporation; previously, he was a lawyer with Patterson, Belknap, Webb & Tyler LLP in New York, New York.
Robert T. Lessard. Mr. Lessard was employed in a variety of management positions from 1966 through 1995 at the U.S. National Security Agency, Department of Defense. During his final two years at the NSA, Mr. Lessard was the Group Chief in the Operations Directorate responsible for communications and cryptographic technology. Since his retirement in 1995, he has represented the Director of the NSA on several special projects.
Carl H. Guild, Jr. Mr. Guild has been President and Chief Executive Officer of the Company since 1998 and Chairman of the Board of Directors since 2001. He was also Vice-Chairman of the Board from 1998 to 2001 and Chairman in 1998, and was an independent consultant to the Company from 1997 to 1998. From 1993 to 1997, he was a Senior Vice President with Raytheon Engineers and Constructors, Inc., a unit of Raytheon Company. Mr. Guild serves as President and Chief Executive Officer of the Company pursuant to an Employment Agreement (as amended) with the Company, which agreement is summarized under “Employment Agreements” in the Compensation section below.

Thomas E. Peoples. Mr. Peoples is Vice President and Managing Director of The Spectrum Group, a Washington, DC area-based consulting firm with which he has been affiliated since 2004, and also currently serves as Managing Director of Executive Counselors, LLC, a consulting company he established in Virginia in 2005. Between 2001 and 2004, Mr. Peoples was retired. From 1999 to 2001, Mr. Peoples was the Senior Vice President for International and Washington Operations of Gencorp, Inc., a publicly-held manufacturer of automotive, polymer, aerospace, and defense products. From 1992 to 1999, Mr. Peoples was a Vice President of Aerojet, a privately-held aerospace and defense contractor. Prior to 1992, Mr. Peoples served as Manager of Business Development for Smart Munitions Programs at Raytheon Company. He is also a member of The Gerson Lehman Council of Advisors in New York and a former Board member and Treasurer of the National Guard Youth Foundation. Mr. Peoples was also an appointed member of the U.S. Department of Defense Science Board from 2000 to 2002.
Officers
Michael P. Malone. Mr. Malone, Chief Financial Officer, Treasurer and Assistant Secretary, joined the Company in 1998 as Director of Finance and Treasurer and became Chief Financial Officer in 2000. From 1997 to 1998, he was the Controller at Vasca, Inc., a privately-held medical device company. Prior to 1997, Mr. Malone was with Zoll Medical Corporation, a publicly-traded medical device company, for five years as its Controller and Treasurer. Mr. Malone and the Company are parties to an Employment Agreement effective February 12, 2001, which agreement is summarized under “Employment Agreements” in the Compensation section below.
Corporate Governance
The Board of Directors is currently composed of four members, each of whom, with the exception of Mr. Guild, the Board has determined is an “independent” director as that term is defined in the rules and regulations of the Nasdaq Stock Market (“Nasdaq”) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company does not utilize any other definition or criteria for determining the independence of a director or nominee, and no other transactions, relationships, or other arrangements exist to the Board’s knowledge or were considered by the Board in determining any director’s or nominee’s independence.
The Board of Directors held four meetings during the fiscal year ended September 27, 2008 and acted by written consent in lieu of a meeting twice. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors he was eligible to attend, and (b) the total number of meetings of all committees of the Board of Directors on which he served that were held during fiscal year 2008. The Board of Directors currently has two committees, the Audit Committee and the Compensation, Nominating and Governance Committee, each as described below.
Audit Committee
The Audit Committee of the Board, of which Mr. Briskin is the Chairman and sole current member, held four meetings during fiscal year 2008. The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information of the Company, reviewing the Company’s system of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes, serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system, reviewing and appraising the audit efforts of the Company’s independent registered public accounting firm, and providing an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee acts pursuant to an Audit Committee Charter, a copy of which is posted on the Company’s website at http://www.tccsecure.com/investors. The Audit Committee’s charter requires that the committee review and update the charter periodically as conditions dictate. In August 2008, the Audit Committee’s charter was reviewed and its contents reaffirmed.
The Board of Directors has determined that Mr. Briskin satisfies the definition of “audit committee financial expert” as promulgated by the Securities and Exchange Commission (the “Commission”) by virtue of his educational and work experience as described above. Mr. Briskin is also independent under Nasdaq’s listing standards.
Compensation, Nominating and Governance Committee
The Company’s Compensation, Nominating and Governance Committee (the “Governance Committee”) consists of Messrs. Lessard (Chairman), Briskin and Peoples, and held four meetings during the 2008 fiscal year. As noted above, the Board has determined that each of these individuals satisfies applicable independence requirements.
The primary function of the Governance Committee is to assist the Board of Directors in discharging its responsibilities with respect to the Company’s compensation and benefit programs, the organization and membership of the Board, and corporate governance matters. The Governance Committee’s goal is to assure that the composition, practices and operation of the Board contribute to value creation and effective representation of the Company’s stockholders, and to play a leadership role in shaping the Company’s corporate governance.
The Governance Committee acts pursuant to the Compensation, Nominating and Governance Committee Charter, a copy of which is posted on the Company’s website at http://www.tccsecure.com/investors. The Governance Committee’s charter requires that the committee review and reassess the adequacy of the charter annually and recommend any proposed changes to the Board for approval. In August 2008, the Governance Committee’s charter was reviewed and its contents reaffirmed. The Governance Committee must also annually evaluate its own performance.
In August 2004, the Board approved policies and procedures for the Governance Committee with respect to the nomination of candidates to the Board and any committees thereof. These policies and procedures are available on the Company’s website at http://www.tccsecure.com/investors and are summarized below, and have not been changed since adoption.
Nomination Policies and Procedures
The Governance Committee will accept for consideration any candidate properly recommended by a stockholder; acceptance of a recommendation for consideration does not imply the committee will nominate or recommend for nomination the proposed candidate.

Stockholders who wish to nominate qualified candidates to serve as directors must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s executive offices as set forth in the Company’s periodic reports as filed with the Commission, of a proposed nominee. Submissions may be by mail, courier or personal delivery. E-mail submissions will not be considered. In order to ensure meaningful consideration of such candidates, notice must be received not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders.
The notice must set forth as to each proposed nominee:
•	the nominee’s name, age, business address and, if known, residence address,

•	his or her principal occupation or employment and business experience,

•	the number of shares of stock of the Company, if any, which are beneficially owned by such nominee, and

•
any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to applicable law, including but not limited to any arrangements or agreements regarding the proposed candidate’s nomination, all relationships between the proposed nominee and the recommending stockholder and the Company, and all transactions between such parties.

The notice must also set forth with respect to the stockholder giving the notice the name and address, as they appear on the Company’s books, of such stockholder, the number of shares of the Company that are owned beneficially or of record by such stockholder and the time period such shares have been held.
Submissions received through this process will be forwarded to the Governance Committee for review. Only those submissions that comply with these procedures and those nominees who satisfy the qualifications determined by the Governance Committee for directors of the Company will be considered.
When considering candidates, the Governance Committee strives to achieve a balance of knowledge, experience and accomplishment such that the Company’s Board reflects a diversity of talent, age, skill, expertise and perspective. While there are no set minimum requirements, a candidate should:
•	be intelligent, thoughtful and analytical,

•	possess superior business-related knowledge, skills and experience,

•	reflect the highest integrity, ethics and character, and value such qualities in others,

•	have excelled in both academic and professional settings,

•	demonstrate achievement in his or her chosen field,

•	be free of actual or potential conflicts of interest,

•	be familiar with regulatory and governance matters,

•	have the ability to devote sufficient time to the business and affairs of the Company, and

•	demonstrate the capacity and desire to represent, fairly and equally, the best interests of the Company’s stockholders as a whole.

In addition to the above criteria (which may be modified from time to time), the Governance Committee may consider such other factors as it deems in the best interests of the Company and its stockholders, including a candidate’s independence, financial sophistication and special competencies.
The Governance Committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. The Governance Committee may retain and compensate third parties, including executive search firms, to identify or evaluate, or assist in identifying or evaluating, potential director nominees.
Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service and familiarity with the Company with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. If any existing members do not want to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Governance Committee meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval. Once a slate is selected, the Governance Committee presents it to the full Board.
The Governance Committee does not currently, and does not intend in the future, to differentiate between or alter the manner in which it evaluates candidates based on the constituency (including stockholders) that proposed the candidate.
For a description of the Governance Committee’s role in evaluating and establishing compensation programs, policies and levels for the Company, see the Compensation Discussion and Analysis and Compensation sections below.
Stockholder Communications and Director Attendance at Annual Stockholder Meetings
The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Stockholders may send written communications to the entire Board or individual directors, addressing them to Technical Communications Corporation, 100 Domino Drive, Concord, MA 01742, Attention: Chief Financial Officer. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly junk mail or a mass mailing, a business solicitation, advertisement or job inquiry, or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication.
Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board of Directors, it is the policy of the Board of Directors to strongly encourage, but not require, the members of the Board to attend such meetings. All four of the directors attended the 2008 Annual Meeting of Stockholders.

The Company’s policies regarding stockholder communications and director attendance (which may be modified from time to time) can be found on the Company’s website at http://www.tccsecure.com/investors.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on the Company’s review of the copies of such reports and any amendments thereto furnished to the Company during and with respect to the Company’s 2008 fiscal year, or written representations from certain reporting persons that they were not required to file, the Company believes that during fiscal year 2008, its executive officers, directors, and greater-than-10% stockholders complied with all applicable Section 16(a) filing requirements, except that a former 10% holding group filed a Form 4 in January 2008 disclosing 19 previously unreported transactions, which transactions in the aggregate reduced such stockholder’s ownership to less than five percent.
Certain Relationships and Related Person Transactions; Legal Proceedings
David A. White, the Company’s Secretary, is a member of a law firm that provides legal services to the Company. Fees paid to Mr. White’s law firm were approximately $75,000 for fiscal year 2008 and approximately $53,000 for fiscal year 2007. There were no other transactions during fiscal years 2008 or 2007, and there are no currently proposed transactions, to which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest. There are no family relationships among the directors, executive officers or any nominee therefor, and no arrangements or understandings exist between any director or nominee and any other person pursuant to which such director or nominee was or is to be selected.
There are no material legal proceedings to which a director, executive officer or nominee is a party adverse to the Company or its subsidiary or has a material interest adverse to the Company or its subsidiary, nor are there any proceedings or events material to an evaluation of the ability or integrity of the Company’s directors, nominees or executive officers.
Code of Ethics
The Company has adopted a Code of Business Conduct and Ethics, which applies to all of its employees, officers and directors. A copy of this code can be found on the Company’s website at http://www.tccsecure.com/investors.

REPORT OF THE AUDIT COMMITTEE
The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 27, 2008.
The Audit Committee has reviewed and discussed the fiscal year 2008 audited financial statements with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, Vitale, Caturano & Company, Ltd., the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended) as adopted by the Public Company Accounting Oversight Board; received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and discussed with the independent registered public accounting firm its independence and any relationships that may impact its objectivity and independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 27, 2008 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. Mr. Briskin is the Chairman and sole member of the Audit Committee, and is independent under the rules of the Nasdaq Stock Market.
Audit Committee
Mitchell B. Briskin

COMPENSATION DISCUSSION AND ANALYSIS
As noted above, one role of the Governance Committee of the Board of Directors, comprised solely of non-employee, “independent” directors, is to assist the Board with discharging its responsibilities relating to the compensation of TCC’s employees, officers and directors, and the development and administration of the Company’s compensation and benefit programs.
The Governance Committee operates under a written charter, which was recently reviewed and reaffirmed by the full Board of Directors, available at http://www.tccsecure.com/investors. As set forth in the charter, the committee’s authority and responsibilities with respect to compensation include:
•
For executives, to assist with the development of an executive compensation program supportive of the achievement of the Company’s strategic goals and objectives, to review and approve the goals and objectives relevant to the compensation of the Chief Executive Officer of the Company, including an annual evaluation of the CEO’s performance and the establishment of the CEO’s compensation and other material terms of employment, and to review and approve senior management team member compensation;

•	For directors, to annually evaluate the appropriate level and form of compensation for members of the Board and its committees, and to recommend changes to the Board when appropriate; and
•	For employees generally, to monitor and review all general compensation strategies and programs, including equity incentives and benefit programs.
The following discussion provides information about the Company’s compensation plans and programs generally, as well as compensation earned by or paid to our “named executive officers” pursuant to applicable Commission rules and regulations. For additional information, please see the Compensation section that follows this discussion and analysis.
Compensation Philosophy and Objectives
The philosophy underlying the Company’s compensation plans is to provide compensation that rewards both individual and organizational performance and align such compensation with shareholder interests. The Company aims to make executive compensation sensitive to Company performance, which is defined in terms of revenue growth and profitability. Compensation also must be competitive, thereby enabling the Company to attract, retain and motivate highly-qualified individuals who contribute to the Company’s success, and reflective of the Company’s financial position.

Procedure
Compensation decisions are made annually and are tied to the Company’s fiscal year-end. For each employee, a performance evaluation is conducted by his or her supervisor, the results of which are shared with the employee. The evaluation encompasses a review of the employee’s individual performance over the course of the fiscal year, and includes recognition of the achievement by TCC of its strategic objectives and priorities. Compensation decisions for non-officer employees are made after the results of the performance evaluations have been considered and an informal analysis is completed that considers the goals of market competitiveness and enhancement of shareholder value. No adjustment is made to an employee’s compensation if the individual’s performance does not merit, or if the Company’s financial condition and performance do not support, an adjustment.
The Governance Committee does not make individual compensation decisions for non-officer employees. Rather, our Chief Executive Officer sets compensation levels and presents the aggregate information to the Governance Committee for its information. Bonuses are typically paid in December, and salary increases are effective October 1 and paid retroactively before the end of the calendar year.
Compensation packages for our named executive officers are analyzed and discussed individually by the Governance Committee, and decisions are made once the Governance Committee has obtained all of the information it deems necessary. Information that is considered in making named executive officer compensation decisions includes information provided to the Governance Committee via presentations made to the committee by the named executive officers themselves. Such presentations include highlights of achievements and milestones met by the officers in the fiscal year and the results of each individual’s performance self-evaluation. The Governance Committee also considers the Company’s financial condition and performance.
The accounting and tax treatment of compensation decisions generally have not been material factors in determining the amount and type of compensation given to executive officers, other than to balance the potential cost to the Company with the benefit or value to the executive. With the adoption of SFAS No. 123(R), the tax and accounting treatment of different compensation arrangements may play a greater role in the decision-making process. The effects on Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) also may be considered.
The Governance Committee has not to date employed any compensation consultants to assist it with compensation decisions, although it is authorized by its charter to do so and reserves the right to engage such consultants when and if deemed necessary or advisable. The Governance Committee also has the authority to form, and delegate any of its responsibilities to, subcommittees as it deems appropriate, although to date it has not done so.
Compensation Components
The components of compensation provided to named executive officers (as well as non-officer employees) typically include base salary, annual discretionary bonuses and equity incentives. In prior years, Company executives were provided only limited or no bonus compensation, annual salary increases and equity grants, in each case due to the Company’s financial performance. Recent positive business results and prospects did, however, enable the Company to award bonuses to its named executive officers for fiscal years 2008 and 2007, as discussed herein.

The Company also has in place retirement and change of control arrangements with its two named executive officers, who also participate in the group benefits offered to all employees, such as medical and life insurance.
Base Salary
Base salary levels for the Company’s named executive officers are based on an informal review of compensation for competitive positions in the market and reflect job responsibilities and skills, level of experience, individual performance, judgments as to past and future contributions to the Company, and the Company’s compensation budget. The Board does not give specific weight to any particular factor when establishing base salaries, although most weight is typically given for individual performance. The Company’s practice has been to review base salaries at the fiscal year-end as noted above, although in unusual cases salaries may be reviewed more frequently if circumstances dictate.
Annual Bonuses
Bonuses, when paid, are designed to tie awards to individual performance and motivate and reward employees for their contributions to the Company. The Board considers a number of factors in determining whether annual incentive awards should be paid, most importantly the achievement by the Company of specified financial objectives and the achievement by the employees of individual objectives. Recognition of individual performance and accomplishment is based on a subjective analysis of each individual’s performance; recognition of Company performance is based on an evaluation of specified measures of corporate performance.
The Company has an Executive Bonus Program for the benefit of key management employees, which traditionally has included only TCC’s Chief Executive Officer and Chief Financial Officer, and an informal bonus program for all other employees. For named executive officers, an initial budget is set at the beginning of the year and bonus awards are determined out of such budget at year-end based on Company and individual performance. For non-officer employees, the budget is established at year-end based on the Company’s financial performance during the year, and individual awards are determined through a consultative process involving an employee’s supervisor and our Chief Executive Officer.
Under the Executive Bonus Program for 2008, the percentage of bonus opportunity and performance milestones were as follows for both named executive officers:
•	up to 15% of the bonus opportunity was tied to a backlog milestone, defined as increasing backlog to a value of $4.5 million or greater during the 2008 fiscal year;
•
up to 15% of the bonus opportunity was tied to the preparation of a strategic investment plan (5%), identifying potential investment banks or business development consultants (5%) and identifying potential investment opportunities (5%) during the 2008 fiscal year; and

•	up to 40% of the bonus opportunity was tied to a profit (net income) milestone, defined as achieving net income of at least $1,200,000 for the 2008 fiscal year.

For Mr. Guild, our Chief Executive Officer, the remaining 30% of his bonus opportunity was tied to the number of customers who entered into purchase contracts with the Company having a specified minimum contract value. For Mr. Malone, our Chief Financial Officer, 30% of his bonus opportunity was based on his achievement of additional responsibilities outlined by Mr. Malone and evaluated by Mr. Guild and the Board of Directors.
Equity Incentives
As with base salary and bonus determinations, the Board evaluates equity compensation awards on an informal, annual basis. An important objective of this component of compensation is to strengthen the relationship between the long-term value of the Company’s stock price and the potential financial gain for employees, as well as retention of personnel. Historically the Company has awarded employee stock options, which provide recipients the opportunity to purchase shares of our Common Stock at a fixed price, and become valuable only if the trading price of the Common Stock increases. The recipient is therefore motivated to remain with the Company until the options vest and motivated to improve individual performance in support of improved Company performance.
In selecting employees eligible to receive equity compensation grants (whether at the initial hire date or through periodic grants) and determining the size of such grants, a variety of factors are considered, including the job and responsibility level of the employee and past, current and prospective services rendered, or to be rendered, to the Company by the employee. Determination of the employees eligible to receive awards and the size of such awards is based on a subjective analysis by the Governance Committee of each individual’s position within the Company, his or her performance and his or her growth potential and that of the Company.
The Company administers three plans that provide for the grant of equity incentive compensation to officers, directors and employees. The Technical Communications Corporation 2005 Non-Statutory Stock Option Plan, as amended (the “2005 Plan”), was adopted by the Board of Directors in May 2005 and permits the grant of non-statutory stock options to purchase up to 200,000 shares of Common Stock to employees, directors and consultants. The stated purpose of the 2005 Plan is to promote the success and interests of the Company and its stockholders by permitting and encouraging employees, directors and consultants of the Company to obtain a proprietary interest in the Company or its subsidiaries through the grant of non-statutory options to purchase shares of the Company. Determinations as to recipients of awards, option term, vesting period and exercise price are made by the Board in its discretion. As of December 12, 2008, the Company had issued a total of 137,000 options pursuant to the 2005 Plan and 63,000 shares were still available for awards. If an option expires, terminates or becomes unexercisable for any reason without being exercised in full, the unpurchased shares become available for future grant under the 2005 Plan, as do any shares that are retained or withheld by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such exercise.

Under the Technical Communications Corporation 2001 Stock Option Plan, as amended (the “2001 Plan”), the Company may grant non-qualified and incentive stock options to its employees, officers, directors and consultants to purchase up to 350,000 shares of Common Stock. The stated purpose of the 2001 Plan is to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to recipients, and promote the success of the Company’s business. According to the 2001 Plan, the exercise price of each incentive option must equal or exceed the market price of the Company’s stock on the date of grant, but may be set at any price for non-qualified options. The maximum term for any option granted under the 2001 Plan is ten years; vesting periods are at the Board’s discretion and typically range between one and five years. As of December 12, 2008, no shares remained available for awards under the 2001 Plan, although shares may become available for grants as options expire or become unexercisable for any reason without being exercised in full under the 2001 Plan.
Stock option awards are still outstanding under the Technical Communications Corporation 1991 Stock Option Plan, as amended (the “1991 Plan”), although such plan expired in 2001 and no new awards can be made thereunder. The 1991 Plan provided for the issuance of up to 350,000 shares of Common Stock upon exercise of incentive and non-statutory options granted to employees, consultants and directors of the Company. The stated purpose of the 1991 Plan was the same as stated above for the 2001 Plan. The terms of options granted were set by the Board, up to a maximum of 10 years for incentive stock options. The Board also determined the exercise price of options granted under the 1991 Plan, subject to certain restrictions, including the requirement that incentive stock options be granted at 100% of the fair market value on the date of grant.
As of December 12, 2008, there were an aggregate of 900,000 shares authorized under these plans, of which 474,434 were outstanding and 63,000 were available for grant.
In addition to its stock option plans, the Company established the Technical Communications Corporation 1995 Employee Stock Purchase Plan (the “Purchase Plan”), which was available to all employees who had at least one year of continuous employment with TCC, worked more than 20 hours per week or more than five months per year, and whose ownership did not exceed 5% as a result of participation in the Purchase Plan. The plan allowed employees to purchase, through the grant of options, Common Stock of the Company at a discounted price through payroll withholdings. The purchase price was set at 85% of the lesser of the market value of the Company’s Common Stock as of the grant date or the exercise date. For executive officers, the purchase price was set at the average of the market value of the Company’s Common Stock as of the grant date and the exercise date. Market value was defined, as of a particular date, as the last sale price of our Common Stock if quoted on an exchange or, if not so quoted, the average of bid and asked prices for the Common Stock last quoted in the over-the-counter market. The Purchase Plan had 100,000 shares authorized for distribution, of which 44,268 were still available for issuance as of September 30, 2006. The Purchase Plan expired on September 30, 2006 and there is no current intention to renew such plan.

Retirement, Severance, Change in Control and Similar Compensation
The Company does not offer or have in place any formal retirement, severance or similar compensation programs (other than its 401(k) plan). Rather, the Company individually negotiates with those employees for whom retirement, severance or similar compensation is deemed necessary.
Carl H. Guild, Jr.
Pursuant to his employment agreement, upon termination of his employment without “cause” by the Company or upon his death or disability, Mr. Guild is entitled to receive severance pay in an amount equal to the greater of six months’ base salary at the then-current level or the balance of the term of the agreement, less applicable taxes and other required withholdings and amounts owed to the Company, and including all health and other benefits to which he had been entitled while employed by the Company at the Company’s expense for at least six months. If the Company determines not to renew Mr. Guild’s employment agreement, he is entitled to an amount equal to six months’ base salary at the then-current level, less applicable taxes and other required withholdings and amounts owed to the Company, and the continuation of all health and other benefits to which he had been entitled while employed by the Company at the Company’s expense for at least six months.
“Cause” is defined as Mr. Guild’s failure or refusal to perform the services specified in his employment agreement or to carry out any lawful directions of the Board; conviction of a felony; fraud or embezzlement involving the assets of the Company, its customers, suppliers or affiliates; gross negligence or willful misconduct; or breach of any term of his employment agreement.
Mr. Guild may terminate his employment agreement upon prior written notice to the Company. Upon his voluntary termination, he is entitled to severance pay — defined as his base salary at the then-current level, less applicable taxes and other required withholdings and amounts owed to the Company — equal to six months if the termination date is on the renewal date of the agreement or the lesser of six months or the balance of the term of the agreement if the termination date is before such renewal date.
In the event of a change in control of the Company where Mr. Guild resigns or is terminated without cause by the Company within 24 months after such an event, any unvested options held shall automatically vest and become immediately exercisable. In addition, Mr. Guild would be entitled to receive severance pay in an amount equal to 24 months’ base salary at the then-current level, less applicable taxes and other withholdings and amounts due and plus all accrued and unpaid expenses and vacation time. In the event that any payment to be received pursuant to such change in control or the value of any acceleration right in any Company stock options held in connection with the change in control of the Company would be subject to an excise tax pursuant to Section 4999 of the Code, whether in whole or in part as a result of being an “excess parachute payment” within the meaning of such terms in Section 280G(b) of the Code, the amount payable will be increased (grossed up) to cover the excise tax liability due under Section 4999 of the Code, if otherwise permitted under the Code.

“Change in control” is defined as the occurrence of any one of the following: (a) any person or entity, including a “group” as defined in Section 13(d) of the Exchange Act (other than the Company, a wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries), becoming the beneficial owner of the Company’s securities having 51% or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company; or (b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or (c) the approval of the stockholders of the Company of a plan of liquidation.
Michael P. Malone
Under Mr. Malone’s employment agreement, the Company has the right, upon written notice, to terminate his employment (a) immediately at any time for “cause” or (b) at any time without “cause”. Cause is defined as his failure or refusal to perform the services specified in his employment agreement or to carry out any lawful directions of the Board; conviction of a felony; fraud or embezzlement involving the assets of the Company, its customers, suppliers or affiliates; gross negligence or willful misconduct; inability for a continuous period of at least 180 days in the aggregate during any 360-day period to perform his duties due to a physical or mental disability incapable of reasonable accommodation under applicable law; or breach of any term of his employment agreement.
Upon termination of employment without cause by the Company, Mr. Malone is entitled to receive severance pay in an amount equal to the greater of six months’ base salary at the then-current level or his base salary for the balance of the term of the agreement. If the Company determines not to renew Mr. Malone’s employment agreement, he is guaranteed, at the Company’s option, at will employment for six months or severance pay at an amount equal to six months’ base salary at the then-current level. In either case, such amounts shall be less applicable taxes and other required withholdings and amounts owed to the Company, plus all accrued but unpaid expenses and vacation time.
In the event of a change in control of the Company where Mr. Malone resigns or is terminated without cause by the Company within six months after such an event, any unvested options held shall automatically vest and become immediately exercisable. In addition, Mr. Malone would be entitled to receive severance pay in an amount equal to six months’ base salary at the then-current level, less applicable taxes and other withholdings and amounts due and plus all accrued and unpaid expenses and vacation time. In the event that any payment to be received pursuant to such change in control or the value of any acceleration right in any Company stock options held in connection with the change in control of the Company would be subject to an excise tax pursuant to Section 4999 of the Code, whether in whole or in part as a result of being an “excess parachute payment” within the meaning of such terms in Section 280G(b) of the Code, the amount payable to Mr. Malone will be increased (grossed up) to cover the excise tax liability due under Section 4999 of the Code, if otherwise permitted under the Code. “Change in control” in Mr. Malone’s employment agreement has the same definition as that found in Mr. Guild’s agreement, provided above.

No other employees receive or are entitled to receive any retirement, severance or similar compensation.
Perquisites and Other Benefits
The Company generally does not provide its officers with these types of benefits. Messrs. Guild and Malone have life insurance policies for which the Company pays the premium, and the Company also typically matches up to a certain percentage of their contributions to the Company’s 401(k) plan. Both of these benefits are generally available to all Company employees, subject to certain limitations and restrictions. Messrs. Guild and Malone, like other employees, also are entitled to participate in TCC’s employee benefit plans offering group disability insurance, group medical and hospitalization plans, and pension and profit-sharing plans.
Chief Executive Officer Compensation
Mr. Guild has been President and Chief Executive Officer of the Company since 1998 and Chairman of the Board of Directors since 2001. His base salary for fiscal year 2008 was set at $246,000, and was unchanged from fiscal years 2007 and 2006. Effective November 6, 2008 Mr. Guild’s annual base salary was increased to $270,000.
Mr. Guild received a $80,000 annual performance bonus for fiscal year 2008. This bonus was fully accrued but unpaid as of the Company’s 2008 fiscal year-end, September 27, 2008, but was paid to Mr. Guild as of December 31, 2008. Mr. Guild received a $123,000 annual performance bonus for fiscal year 2007. This bonus was fully accrued but unpaid as of the Company’s 2007 fiscal year-end, September 29, 2007, but was paid to Mr. Guild as of December 31, 2007. No executive officer of the Company, including Mr. Guild, received an annual performance bonus for fiscal year 2006 due to the Company’s financial condition.
In fiscal 2008, the Board awarded Mr. Guild an option to purchase 3,500 shares of Common Stock for his service as a director. These non-qualified options were granted on February 11, 2008 under the 2005 Plan at an exercise price of $7.40 per share with a term of 10 years, and vested immediately. Mr. Guild was granted options to purchase 2,500 shares in each of fiscal years 2007 and 2006 for his service as a director. See “Director Compensation” below for more information regarding these option grants.
See “Retirement, Severance, Change in Control and Similar Compensation” above for a discussion of the severance payments payable to Mr. Guild under the terms of his employment agreement (as amended).
Chief Financial Officer Compensation
Mr. Malone has been Chief Financial Officer of the Company since 2000 and Treasurer since 1998. His base salary for fiscal year 2008 was initially set at $134,000, and was unchanged from fiscal years 2007 and 2006. Effective May 5, 2008, Mr. Malone’s annual salary was increased to $150,000.

Mr. Malone received a $30,000 annual performance bonus for fiscal year 2008. This bonus was fully accrued but unpaid as of the Company’s fiscal 2008 year-end, September 27, 2008, but was paid to Mr. Malone as of December 31, 2008. Mr. Malone received a $40,200 annual performance bonus for fiscal year 2007. This bonus was fully accrued but unpaid as of the Company’s fiscal 2007 year-end, September 29, 2007, but was paid to Mr. Malone as of December 31, 2007. No executive officer of the Company, including Mr. Malone, received an annual performance bonus for fiscal year 2006 due to the Company’s financial condition.
See “Retirement, Severance, Change in Control and Similar Compensation” above for a discussion of the severance payments payable to Mr. Malone under the terms of his employment agreement.
Tax Considerations
Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain employees, generally the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In fiscal 2008, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Board of Directors believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Board has not formulated a policy to address non-qualifying compensation.

COMPENSATION
Named Executive Officers
The following tables set forth all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer and Chief Financial Officer of the Company, who were the only “named executive officers” of the Company during its 2008 fiscal year, for all services rendered by such officers to the Company and its subsidiaries in all capacities for the periods presented.
Summary Compensation Table

							All
Name and					Option		Other
Principal Position	Year	Salary	Bonus		Awards		Compensation		Total
		($)	($)		($)		($)		($)

Carl H. Guild, Jr.	2008	$246,006	$80,000	(1)	$19,207	(2)	$4,227	(3)	$349,440
President, Chief	2007	$246,006	$123,000	(1)	$7,460	(4)	$4,146	(3)	$380,612
Executive Officer and Chairman

Michael P. Malone	2008	$140,166	$30,000	(5)	—		$3,557	(6)	$173,723
Chief Financial Officer,	2007	$134,014	$40,200	(5)	—		$2,856	(6)	$177,070
Treasurer and Asst. Secretary

(1)
The bonus amount of $80,000 for fiscal 2008 was accrued but unpaid at September 27, 2008, and paid as of December 31, 2008. The bonus amount of $123,000 for fiscal 2007 was accrued but unpaid at September 29, 2007, and paid as of December 31, 2007.

(2)
Amount represents the award on February 11, 2008 of a non-qualified option to purchase 3,500 shares of Common Stock at $7.40 per share, which vested in full on that date. Such award was made to Mr. Guild for his service as a director of the Company. The dollar amount presented represents the aggregate fair value of the award on the date of grant. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2008: dividend yield of zero, expected volatility of 97%, risk-free interest rate of 2.71%, and expected life of five years.

(3)
Represents the Company’s 25% match on the first 6% of Mr. Guild’s fiscal year 401(k) contribution. Also includes life insurance premiums paid by the Company of $852 and $864, respectively for each of fiscal years 2008 and 2007.

(4)
Amount represents the award on February 12, 2007 of a non-qualified option to purchase 2,500 shares of Common Stock at $4.00 per share, which vested on October 1, 2007. Such award was made to Mr. Guild for his service as a director of the Company. The dollar amount presented represents the aggregate fair value of the award on the date of grant. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2007: dividend yield of zero, expected volatility of 150%, risk-free interest rate of 4.625%, and expected life of five years.

(5)
The bonus amount of $30,000 for fiscal 2008 was accrued but unpaid at September 27, 2008, and paid as of December 31, 2008. The bonus amount of $40,200 for fiscal 2007 was accrued but unpaid at September 29, 2007, and paid as of December 31, 2007.

(6)
Represents the Company’s 25% match on the first 6% of Mr. Malone’s fiscal year 401(k) contribution. Also includes life insurance premiums paid by the Company of $852 and $864, respectively for each of fiscal years 2008 and 2007.

For information on equity incentive awards granted to our named executive officers, see the disclosure below. For more information on compensation generally and information on severance and change of control rights, see the Compensation Discussion and Analysis section above.
Employment Agreements
Carl H. Guild, Jr.
The Company entered into an employment agreement with Carl H. Guild, Jr., its President and Chief Executive Officer, effective as of November 19, 1998 and amended November 8, 2001. The original term of the agreement expired September 30, 2000; the agreement renews automatically thereafter for successive periods of one year unless earlier terminated or not renewed. Mr. Guild’s agreement contains provisions specifying his annual compensation, subject to an annual merit review by the Board of Directors. The agreement also provides for performance awards to be paid at the discretion of the Company’s Board of Directors, based on an assessment of exceptional performance. Mr. Guild’s base salary was increased to $270,000 in November 2008 from $246,000 and he received performance awards for fiscal year 2008 in the amount of $80,000 and $123,000 for fiscal 2007. No awards or bonuses were awarded to executive officers for performance in fiscal year 2006.
For a discussion of Mr. Guild’s right to severance and change in control payments, see “Retirement, Severance, Change in Control and Similar Compensation” in the Compensation Discussion and Analysis section above. For information on stock options granted to Mr. Guild, see “Outstanding Equity Awards at Fiscal Year-End” below.
Michael P. Malone
The Company entered into an employment agreement with Michael P. Malone, its Chief Financial Officer, effective as of February 12, 2001. The original term of the agreement was 12 months, and the agreement renews automatically for successive periods of one year unless earlier terminated or not renewed. Mr. Malone’s agreement contains provisions specifying his annual base salary, subject to an annual merit review by the Board of Directors. The agreement also provides for performance awards to be paid at the discretion of the Company’s Board of Directors, based on an exceptional performance assessment. Mr. Malone’s base salary was increased to $150,000 in May 2008 from $134,000 and he received performance awards for fiscal year 2008 in the amount of $30,000 and $40,200 for fiscal 2007. No awards or bonuses were awarded to executive officers for performance in fiscal year 2006.

For a discussion of Mr. Malone’s right to severance and change in control payments, see “Retirement, Severance, Change in Control and Similar Compensation” in the Compensation Discussion and Analysis section above. For information on stock options granted to Mr. Malone, see “Outstanding Equity Awards at Fiscal Year-End” below.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding unexercised options, unvested stock awards, and equity incentive plan awards for our named executive officers outstanding as of the end of the Company’s 2008 fiscal year, which date was September 27, 2008.

	Option Awards
					Equity
					Incentive Plan
					Awards:
					Number of
	Number of		Number of		Securities
	Securities		Securities		Underlying
	Underlying		Underlying		Unexercised	Option	Option
	Unexercised		Unexercised		Unearned	Exercise	Expiration
Name	Options		Options		Options	Price	Date
	(#) Exercisable		(#) Unexercisable		(#)	($)

Carl H. Guild, Jr.	100,000	(1)	—		—	4.00	11/18/08
	25,000	(2)	—		—	2.03	11/13/10
	37,500	(3)	—		—	0.90	11/08/11
	60,000	(4)	—		—	0.99	05/12/13
	1,000	(5)	—		—	3.02	02/09/09
	87,362	(6)	—		—	3.55	02/09/14
	2,500	(7)	—		—	3.00	05/05/15
	2,500	(7)	—		—	3.90	02/13/16
	2,500	(7)	—		—	4.00	02/12/17
	3,500	(7)	—		—	7.40	02/11/18

	321,862		—		—	—	—

Michael P. Malone	5,000	(8)	—		—	4.00	11/30/08
	10,000	(2)	—		—	2.03	11/13/10
	22,500	(9)	—		—	0.90	11/08/11
	30,000	(4)	—		—	0.99	05/12/13
	34,938	(10)	—		—	3.55	02/09/14
	7,500	(11)	2,500	(11)	—	3.00	11/10/15

Total	109,938		2,500		—	—	—

(1)	Grant on November 18, 1998 under the 1991 Plan; options have 10 year term and were fully vested on date of grant.

(2)	Grant on November 13, 2000 under the 1991 Plan; options have 10 year term and were fully vested as of November 13, 2003.

(3)	Grant on November 8, 2001 under the 2001 Plan; options have 10 year term and were fully vested as of November 8, 2003.

(4)	Grant on May 12, 2003 under the 2001 Plan; options have 10 year term and were fully vested as of May 12, 2005.

(5)	Grant on February 9, 2004 under the 2001 Plan in consideration for Mr. Guild’s service as a director; options have five year term and were fully vested on date of grant.

(6)
Original grant made on February 9, 2004 under the 2001 Plan of an option to purchase 100,000 shares. The option was cancelled on February 7, 2005 with respect to 12,638 shares when stockholders failed at the 2005 annual stockholders meeting to approve an amendment to the 2001 Plan to increase the number of shares authorized under such plan by 100,000 shares. Options have 10 year term and were fully vested as of February 9, 2006.

(7)
Grants made on May 5, 2005, February 13, 2006, February 12, 2007, and February 11, 2008 under the 2005 Plan in consideration for Mr. Guild’s service as a director. All option grants made to directors in 2005 and thereafter have a term of 10 years and vest immediately, except for the grant on February 12, 2007, which vested on October 1, 2007.

(8)	Grant on November 30, 1998 under the 1991 Plan; options have 10 year term and were fully vested as of November 30, 2003.

(9)	Grant on November 8, 2001 under the 2001 Plan; options have a 10 year term and were fully vested as of November 8, 2004.

(10)
Original grant made on February 9, 2004 under the 2001 Plan of an option to purchase 40,000 shares. The option was cancelled on February 7, 2005 with respect to 5,062 shares when stockholders failed at the 2005 annual stockholders meeting to approve an amendment to the 2001 Plan to increase the number of shares authorized under such plan by 100,000 shares. Options have 10 year term and were fully vested as of February 9, 2006.

(11)	Grant on November 10, 2005 under the 2005 Plan; options have 10 year term and vest 25% immediately and 25% each anniversary of the date of grant thereafter until fully vested as of November 10, 2008.
Equity Incentive Plans
The Company administers three plans that provide for the grant of equity incentive compensation to officers, directors and employees: the Technical Communications Corporation 2005 Non-Statutory Stock Option Plan, 2001 Stock Option Plan and 1991 Stock Option Plan. At December 12, 2008, there were an aggregate of 900,000 shares authorized under these plans, of which 477,434 were outstanding. Generally, these plans provide for the grant of equity awards to employees, officers, directors and consultants of the Company, in each case in amounts, at prices and subject to such restrictions and limitations as determined by the Board of Directors. For more information about each plan, see “Equity Incentives” in the Compensation Discussion and Analysis section above. The goal of the Company’s equity incentive awards is to promote the success and interests of the Company and its stockholders by permitting and encouraging recipients to obtain a proprietary interest in the Company or its subsidiaries through the grant and exercise of such awards, and motivating such recipients to remain with the Company and work towards its success.

Grants in Fiscal 2008
On February 11, 2008, the Board of Directors granted to each of the members of the Company’s Board of Directors options under the 2005 Plan to purchase 3,500 shares of Common Stock, for an aggregate 14,000 shares. These non-qualified stock options, which are exercisable at $7.40 per share, vested immediately. The options have a term of ten years. Such grants were the only grants of stock options made to officers and directors of the Company during the 2008 fiscal year.
Retirement, Severance and Similar Compensation
No retirement, severance or similar compensation was paid to any employee during the 2008 fiscal year. For a description of the amounts that may be payable to our named executive officers, please see “Retirement, Severance, Change in Control and Similar Compensation” above under the Compensation Discussion and Analysis section. The Company also provides to all employees a 401(k) tax qualified plan.
Compensation of Directors
The following table sets forth all compensation of the Company’s directors for the fiscal year ended September 27, 2008. Mr. Guild, our President, CEO and Chairman of the Board of Directors, did not receive any compensation for his services as a director during the 2008 fiscal year other than the option grant discussed above.

	Fees Earned or				All Other
Name	Paid in Cash		Option Awards		Compensation		Total
	($)		($)		($)		($)

Mitchell B. Briskin	$16,100	(1)	$19,207	(2)(3)	$10,000	(4)	$45,307

Robert T. Lessard	$10,500	(1)	$19,207	(2)(3)	$10,000	(4)	$39,707

Thomas E. Peoples	$10,500	(1)	$19,207	(2)(3)	$10,000	(4)	$39,707

(1)
Includes quarterly stipend and fees paid for Board of Directors and committee meetings attended during the fiscal year. For Mr. Briskin, also includes quarterly stipend received for serving as Chairman of the Audit Committee.

(2)
Amount represents the award of 3,500 non-qualified stock options, which vested immediately. The dollar amount presented represents the aggregate fair value of the award on the date of grant. The fair value of the option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2008: dividend yield of zero, expected volatility of 97%, risk-free interest rate of 2.71%, and expected life of five years.

(3)	Messrs. Briskin, Lessard and Peoples each had 12,000 options outstanding at the 2008 fiscal year-end, all of which were fully vested and exercisable.

(4)	Cash bonus awarded in May 2008 for prior service and paid in November 2008.

At the August 2007 Board of Directors meeting, the Board approved a change to the fees they are paid. Effective October 1, 2007 the quarterly stipend was increased to $1,000 and the Board meeting fee was increased to $1,500 per meeting attended. Members of the Audit Committee were paid $1,000 for each Audit Committee meeting attended in person, and the Audit Committee Chairman received a quarterly stipend of $400 in addition to the stipend he received as a director of the Company. Members of the Governance Committee received $500 for each meeting attended in person and held other than in connection with a regularly scheduled meeting of the Board of Directors.
During fiscal 2007, directors were paid a quarterly stipend of $700 for their service as directors and $1,200 for each Board meeting attended in person.
Commencing in 2008, in connection with each annual meeting of stockholders, directors are granted options to purchase 3,500 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the date of such meeting. Stock options granted to directors are considered non-qualified and vest immediately. Each grant expires ten years after the date of grant, except that if a director ceases to be a director, the option terminates at the earlier of 10 years from the date of grant or three years from the last day as a director. At the May 2008 Board of Directors meeting, the Board approved a one-time bonus award of $10,000 for each outside director in recognition of the fact that each had served for at least 10 years as a director of the Company, provided that they continue to serve as directors until the end of the 2008 fiscal year. These awards were paid in November 2008.
TCC reimburses members of the Board of Directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. The Company believes that members of the Board of Directors received compensation commensurate with their responsibilities to the Company and appropriate for a company of TCC’s size and revenues.

PROPOSAL II. RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected the firm of Vitale, Caturano & Company, Ltd., independent certified public accountants, to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 26, 2009. Vitale, Caturano & Company acted as the Company’s independent registered public accounting firm for the 2008 fiscal year.
It is expected that a member of the firm of Vitale, Caturano & Company, Ltd. will be present at the Meeting and will be available to respond to appropriate questions and make a statement if they so desire.
Fees
Audit Fees. The aggregate fees billed by Vitale, Caturano & Company for professional services rendered for the audit of the Company’s annual financial statements for fiscal years 2008 and 2007, and the reviews of the financial statements included within the Company’s quarterly reports during fiscal years 2008 and 2007, were approximately $33,990 (of total audit fees for fiscal 2008 of $54,590, the remainder of which will be billed in fiscal year 2009) and $53,000, respectively.
Audit-Related Fees. No fees were billed by Vitale, Caturano & Company for assurance and related services that were reasonably related to the performance of its audit or review of the Company’s financial statements for fiscal years 2008 and 2007.
Tax Fees. The aggregate fees billed by Vitale, Caturano & Company for professional services rendered for tax compliance, tax advice and tax planning for the Company for each of fiscal years 2008 and 2007 were approximately $15,250 and $8,500, respectively. These amounts represent those billed for tax return preparation and tax advice for the Company and its subsidiary.
All Other Fees. No fees were billed by Vitale, Caturano & Company for products and services provided other than those otherwise described above for fiscal years 2008 and 2007.
Pre-Approval Policies
It is the policy of the Audit Committee to pre-approve the audit and permissible non-audit services performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair such firm’s independence, in appearance or fact. In fiscal year 2008, the Audit Committee pre-approved all such services performed by Vitale, Caturano & Company, Ltd.

Ratification
Stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise, but is being done as a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit Committee will reconsider this selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy at the Meeting and entitled to vote shall be required for the ratification of the selection of the independent registered public accounting firm. Thus, abstentions and broker non-votes will not be included in the totals, and will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table shows, as of December 12, 2008, the beneficial ownership of Common Stock of the Company (including directors’ qualifying shares) by (i) any person or group who is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each of the current directors and nominees, (iii) each of the named executive officers, and (iv) all current directors and executive officers of the Company as a group. As of December 12, 2008, there were 1,448,995 shares of Common Stock outstanding.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership(1)		Percent of Class

Mitchell B. Briskin	20,178	(2)	1.4%

Carl H. Guild, Jr.	295,075	(3)	17.7%

Robert T. Lessard	21,853	(2)	1.5%

Thomas E. Peoples	20,728	(2)	1.4%

Michael P. Malone	109,940	(4)	7.1%

All current directors and executive officers as a group (5 persons)	467,774	(5)	25.8%

(1)
Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group, within 60 days of December 12, 2008, upon the exercise of stock options or other purchase rights, but not the exercise of options or warrants held by any other person. The address of Messrs. Briskin, Guild, Lessard, Peoples and Malone is c/o Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742.

(2)	Includes an aggregate of 12,000 shares issuable upon the exercise of stock options.

(3)	Includes an aggregate of 221,862 shares issuable upon the exercise of stock options.

(4)	Includes an aggregate of 107,438 shares issuable upon the exercise of stock options.

(5)	Includes an aggregate of 365,300 shares issuable upon the exercise of stock options.
Change in Control
The Company knows of no arrangements that may result or have resulted in a change in control of the Company.

ADDITIONAL INFORMATION
Other Matters
The Board of Directors of the Company is not aware of any matter, other than those described above, that may come before the Meeting. However, if any other matters are properly presented to the Meeting for action, it is intended that the persons named in the enclosed proxy card will vote on such matters in accordance with their best judgment.
Stockholder Proposals for 2010 Annual Meeting
Proposals of stockholders for inclusion in the Proxy Statement and form of proxy for the Company’s 2010 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than September 11, 2009, and must comply with the applicable requirements of federal securities laws. Stockholder proposals received outside this process will be considered untimely if the Company is not provided written notice thereof at least 45 days prior to the first anniversary of the date of mailing of this year’s proxy materials, as set forth on the first page of this Proxy Statement, or November 25, 2009. In order to curtail controversy as to the date on which the Company received a proposal, it is suggested that proponents submit their proposals by certified mail, return receipt requested.
Expenses and Solicitations
The cost of the solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be personally made by directors, officers, and regular employees of the Company, by telephone, facsimile or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers, custodians, nominees, and fiduciaries to forward copies of the Company’s proxy materials to those persons for whom they hold shares to request instructions for voting the proxies. The Company will reimburse any such persons for their reasonable out-of-pocket costs.
Householding
Certain stockholders who share the same address may receive only one copy of this Proxy Statement and the 2008 Annual Report to Stockholders in accordance with a notice delivered from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. If you own your shares through a bank, broker or other holder of record and wish to either stop or begin householding, you may do so, or you may request a separate copy of this Proxy Statement or the Annual Report, either by contacting your bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or by contacting TCC via telephone at (978) 287-5100 or in writing at Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts, 01742, Attention: Investor Relations. If you request to begin or stop householding, you should provide your name, the name of your broker, bank or other record holder, and your account information.

Annual Report of Form 10-K
The Company will provide, upon written request and without charge to each stockholder entitled to a vote at the Meeting, a copy of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended September 27, 2008. A request for copies of such report should be addressed to the Company at 100 Domino Drive, Concord, Massachusetts 01742, Attention: Investor Relations.

ANNUAL MEETING OF STOCKHOLDERS OF
TECHNICAL COMMUNICATIONS CORPORATION
February 9, 2009
Please complete, sign, date
and return your proxy card
in the envelope provided as
soon as possible.
¯   Please detach along perforated line and mail in the envelope provided.    ¯
■  20230300000000000000 4                                                  020909

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Elect two Class III Directors to serve on the Board of Directors for a term of three years expiring at the 2012 Annual Meeting of Stockholders.						FOR	AGAINST	ABSTAIN
					2.	Ratify the appointment of Vitale, Caturano & Company, Ltd. as registered independent public accounting firm of the Company for the fiscal year ending September 26, 2009.	☐	☐	☐

☐	FOR ALL NOMINEES	NOMINEES:
		O	Carl H. Guild, Jr.	Class III Director
		O	Thomas E. Peoples	Class III Director

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				3.	Consider and act upon such other business and matters as may properly come before the Meeting or any adjournments thereof.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)				The Board of Directors knows of no other matters to be presented at the Meeting.

Only stockholders of record of the Company at the close of business on December 12, 2008 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting.

     Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear in this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

■
■

TECHNICAL COMMUNICATIONS CORPORATION
Proxy for Annual Meeting of Stockholders - February 9, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints CARL H. GUILD, JR., MICHAEL P. MALONE and DAVID A. WHITE, and each of them, proxies of the undersigned, with full powers of substitution to each, with all the powers the undersigned would possess if personally present, to vote all of the shares of common stock, $0.10 par value, of TECHNICAL COMMUNICATIONS CORPORATION the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. local time on February 9, 2009, and at any adjournments thereof. This proxy, if properly executed, will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies named herein on any other business which may properly come before said meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged. If no direction is made, the proxy will be voted FOR all proposal items. Please vote, date and sign on the reverse side, and promptly return in the enclosed envelope.
(Continued and to be signed on the reverse side)
14475